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Exhibit 99.2

        NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF
ANY AND ALL OUTSTANDING
7 1/4% SENIOR NOTES DUE 2013
IN EXCHANGE FOR
7 1/4% SENIOR NOTES DUE 2013
OF
CASCADES INC.

        This notice of guaranteed delivery, or one substantially equivalent to this form, must be used by registered holders of outstanding 7 1/4% Senior Notes due 2013 of Cascades Inc., a corporation organized under the laws of the province of Quebec, Canada ("Cascades"), who wish to tender their outstanding notes for an equal principal amount of new 7 1/4% Senior Notes due 2013 of Cascades that have been registered under the Securities Act of 1933, as amended, if (i) the outstanding notes, a duly completed and executed letter of transmittal and all other required documents cannot be delivered to The Bank of New York, as exchange agent, on or prior to 5:00 p.m., New York City time, on the expiration date (as defined in the accompanying letter of transmittal) or (ii) the procedures for delivery of the outstanding notes being tendered by book-entry transfer, together with a duly completed and executed letter of transmittal, cannot be completed on or prior to 5:00 p.m., New York City time on the expiration date. This notice of guaranteed delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery), to the exchange agent. See "The Exchange Offer—Procedures for Tendering Outstanding Notes" in the Prospectus, dated            , 2003 (the "Prospectus") of Cascades. Cascades has the right to reject a tender of outstanding notes made pursuant to the guaranteed delivery procedures unless the registered holder using the guaranteed delivery procedure submits either (a) the outstanding notes tendered thereby, in proper form for transfer, or (b) confirmation of book-entry transfer as set forth in the prospectus, in either case together with one or more properly completed and duly executed letter(s) of transmittal (or facsimile thereof) and any other required documents by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the expiration date.

The exchange agent for the exchange offer is:

The Bank of New York

By Registered or Certified Mail:	Facsimile Transmission Number: (For Eligible Institutions Only)	By Hand Or Overnight Delivery:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street Floor 7 East New York, New York 10286 Attn: Ms. Diane Amoroso	(212) 298-1915 To Confirm by Telephone or for Information Call: (212) 815-3738	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street Floor 7 East New York, New York 10286 Attn: Ms. Diane Amoroso

        Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to Cascades, upon the terms and subject to the conditions set forth in the Prospectus dated            , 2003, and the related letter of transmittal (which together constitute the "exchange offer"), receipt of which is hereby acknowledged, the aggregate principal amount of the outstanding notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer—Procedures for Tendering Outstanding Notes" and in Instruction 2 to the letter of transmittal.

DESCRIPTION OF SECURITIES TENDERED

Name and address of registered holder as it appears on the outstanding notes (Please print)	Certificate number(s) of outstanding notes tendered	Aggregate principal amount represented by outstanding notes*	Principal amount of outstanding notes tendered

* Must be in denominations of a principal amount of US$1,000 and any integral multiple of US$1,000.

        If the outstanding notes will be tendered by book-entry transfer, provide the following information:

        DTC Account Number:

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
PLEASE SIGN HERE
X	Date:	, 2003

X	Date:	, 2003
Signature(s) of Owner(s) or Authorized Signatory

Area Code and Telephone Number:

Must be signed by the holder(s) of the outstanding notes as their name(s) appear(s) on certificates of the outstanding notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Names(s):

Capacity:

Address(es):

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934 as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or cleaning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program hereby guarantees to deliver to the exchange agent, at one of its addresses set forth above, either (a) the outstanding notes tendered hereby, in proper form for transfer, or (b) confirmation of the book-entry transfer of such outstanding notes to the exchange agent's account at The Depository Trust Company maintained for such purpose, pursuant to the procedures for book-entry transfer set forth in the prospectus, in either case together with one or more properly completed and duly executed letter(s) of transmittal (or facsimile thereof) and any other required documents by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the expiration date.

        The undersigned acknowledges that it must deliver the letter(s) of transmittal and the outstanding notes tendered hereby to the exchange agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
(Authorized Signature)
Address:		Title:

Name:
	(Zip code)		(please type or print)
Area Code and Telephone Number:	Date:

NOTE: DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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The exchange agent for the exchange offer is
The Bank of New York
THE FOLLOWING GUARANTEE MUST BE COMPLETED GUARANTEE OF DELIVERY (NOT TO BE USED FOR SIGNATURE GUARANTEE)